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                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (the "Agreement") dated January 30, 2002 by and between Premcor Inc. (the "Company") and Thomas D. O'Malley (the "Executive").

     1. Term of Employment. Subject to the provisions of Section 8, Executive shall be employed by the Company for a period commencing on February 1, 2002 ("Start Date") and ending on February 15, 2005 (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement; provided, however, that commencing with February 15, 2005 and on each February 15 thereafter (each an "Extension Date"), the Employment Term shall be automatically extended for an additional one-year period, unless the Company or Executive provides the other party hereto not less than 60 days prior written notice before the next Extension Date that the Employment Term shall not be so extended.

     2. Position. During the Employment Term, Executive shall serve as the Company's full-time Chairman of the Board of Directors (the "Board") and President, Chief Executive Officer and Chief Operating Officer of the Company and Premcor USA Inc. In such positions, Executive shall have such duties and authority that are customary for chief executive officers of corporations of the size, type and nature of the Company.

     3. Base Salary. During the Employment Term, the Company shall pay Executive a base salary at the annual rate of $500,000, payable in regular installments in accordance with the Company's usual payment practices. Executive shall be entitled to such increases in Executive's base salary, if any, as may be determined from time to time in the sole discretion of the Board. Executive's annual rate of base salary, as in effect from time to time, is hereinafter referred to as the "Base Salary."

     4. Annual Bonus. With respect to each fiscal year of the Company ending during the Employment Term, Executive shall be eligible to earn an annual bonus award (an "Annual Bonus") if net earnings per share to common shareholders of the Company, calculated on a fully diluted basis and according to GAAP, as determined by the Company's outside auditors, excluding the after-tax impact of any extraordinary or special items that the Board determines in good faith are not appropriately includable in the Annual Bonus calculation because such items do not accurately reflect the operating performance of the Company, such as inventory write ups and write downs, LIFO adjustments, asset purchase or sale-related gains or losses and acquisition-related write downs ("Adjusted EPS"), is at least equal to $2.00. Upon achievement of such Adjusted EPS, the Annual Bonus shall equal Executive's Base Salary (the "Base Bonus") plus, for each $0.01 increase in the applicable fiscal year's Adjusted EPS above $2.50 (calculated as described in the foregoing sentence), an amount equal to two percent of Executive's Base Salary, provided that in no event shall the Annual Bonus be greater than six times Executive's Base Salary. The Annual Bonus shall be paid to Executive within fifteen business days after the outside auditors approve the Company's year-end earnings release. The Annual Bonus for 2002 only shall be calculated based on earnings from January 1, 2002 and the resulting amount multiplied by 11/12ths, to arrive at the amount due for the eleven months of 2002, so long as Executive is employed hereunder as of December 31, 2002. Annual Bonuses for subsequent full years during which Executive is employed hereunder will reflect the full year (January 1 through December 31).

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     5. Equity Arrangements.

     a. Initial Options. Upon the execution of this agreement, the Company shall grant to Executive stock options to purchase 2,200,000 shares of Company common stock at an exercise price equal to $10 per share (the "Initial Options"). Subject to Executive's continued employment with the Company, such Initial Options will vest in equal installments on each of the first three anniversaries of the date of grant, and will become fully vested upon the occurrence of a Change in Control (as defined in the Company's 2002 Special Stock Incentive Plan (the "Plan")). Other terms and conditions of the Initial Options shall be as set forth herein and in the Plan. A copy of the Plan, which shall cover all options described in this Section 5, is attached hereto as Exhibit I. A copy of the Initial Option award certificate is attached hereto as Exhibit II. A copy of the shareholders' resolution authorizing the Plan and the Board resolution authorizing the Initial Option award are attached hereto as Exhibit III.

     b. Purchased Shares.

     (i) The Company contemplates an initial public offering of shares of common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Initial Public Offering") during the year 2002. At the time, if any, of such Initial Public Offering, the Company shall offer, pursuant to Rule 701 under the Securities Act, to sell and Executive agrees to purchase an amount of shares equal to 5% of the total shares issued in such Initial Public Offering, up to 750,000 shares, at a price equal to the public offering price per share paid by the initial purchasers in the Initial Public Offering (the "Purchased Shares") less the underwriting commission per share. If Executive does not purchase the Purchased Shares as specified above, the Company may require and Executive agrees that he shall, upon notice from the Company, submit his resignation without Good Reason and, upon the acceptance of such resignation by the Company's Board of Directors, Executive shall have no further rights to any compensation or any other benefits under this Agreement. The Purchased Shares shall be purchased by Executive pursuant to a subscription agreement in substantially the form attached hereto as Exhibit IV, which subscription agreement shall be a compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act.

     (ii) For each of the Purchased Shares so purchased, Executive shall be granted a stock option to purchase one share of Company common stock at an exercise price equal to the price per share paid by the Executive for the Purchased Shares (the "Matching Options"). Subject to Executive's continued employment with the Company, such Matching Options will vest in equal installments on each of the first three anniversaries of the date of grant, and will become fully vested upon the occurrence of a Change in Control of the Company. Other terms and conditions of the Matching Options shall be as set forth herein and in the Plan.

         c. Annual Options. During the month of January in each of the years 2003, 2004 and 2005, Executive shall receive a grant of options to purchase 150,000 shares of Company common stock at an exercise price per share equal to Fair Market Value (as defined in the Plan) on the date of grant (the "Annual Options"). Subject to Executive's continued employment with the Company, such Annual Options will vest in equal installments on each of the first three anniversaries of the date of grant, and will become fully vested upon the occurrence of a Change in Control of the Company. Other terms and conditions of the Annual

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Options shall be as set forth herein and in the Plan. If the Company should, prior to any Annual Option grant, be involved in any merger, reorganization, stock split or spinoff or other similar event, the number of shares subject to the Annual Options yet to be granted, as provided above, shall be adjusted on a pro rata basis. Executive's Initial Options, Matching Options and Annual Options are herein collectively referred to as the "Executive Options".

         d. Restrictions. All Purchased Shares and shares acquired by exercise of the Executive Options shall be subject to (x) standard lock-up restrictions as recommended by the underwriter following the Company's Initial Public Offering and any subsequent sales of shares of common stock to the public, and
(y) the terms and conditions specified in Appendix A hereto, which are hereby incorporated into this Agreement with the same effect as if they had been set forth herein.

     6. Employee Benefits; Retirement Benefit.

         a. Employee Benefits. During the Employment Term, Executive shall be entitled to participate in the Company's employee benefit plans (which term does not include bonus or incentive compensation plans), other than any non-qualified pension plan or any severance pay plan, as in effect from time to time (collectively "Employee Benefits"), on the same basis as those benefits are generally made available to other senior executives of the Company.

         b. Retirement Benefit. During the Employment Term, Executive shall accrue, in respect of each fiscal year (including 2002) up to five fiscal years, a retirement benefit equal to 6% of the sum of Base Salary plus Annual Bonus paid in respect of such fiscal year. If the Employment Term is extended beyond five fiscal years, the retirement benefit shall continue to accrue, up to a maximum of 10 additional years, but at the rate of 3%, rather than 6% (the "Retirement Benefit"). Executive shall be fully vested in the Retirement Benefit on the third anniversary of the commencement of the Employment Term, so long as he remains employed hereunder on that date. Executive shall become entitled to receive payment of the Retirement Benefit in the form of a single life annuity upon the later of Executive's attainment of age 65 or Executive's termination of employment. The Retirement Benefit shall be an unfunded, unsecured promise to pay by the Company, and shall be reduced by retirement benefits payable to Executive pursuant to any qualified retirement plan of the Company or its affiliate, expressed for this purpose as a single life annuity.

     7. Business Expenses. During the Employment Term, reasonable business expenses incurred by Executive in the performance of Executive's duties hereunder shall be reimbursed by the Company following presentation by Executive of proof of such expenses, as and when reasonably required by the Company. During the Employment Term, Executive shall be provided with a one-fourth share of a Falcon 2000 aircraft under a standard arrangement with NetJets, as needed for business purposes, at the Company's expense.

     8. Termination. The Employment Term and Executive's employment hereunder may be terminated by the Company at any time and for any reason or by Executive for Good Reason. Notwithstanding any other provision of this Agreement (other than Section 13 (h)), the provisions of this Section 8 shall exclusively govern Executive's rights upon termination of employment with the Company and its affiliates.

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         a. By the Company For Cause or By Executive Resignation Without Good
Reason.

         (i) If Executive's employment is terminated by the Company for Cause, or if Executive resigns without Good Reason, Executive shall be entitled to receive:

         (A) the Base Salary through the date of termination;

         (B) any Annual Bonus earned but unpaid as of the date of termination for any previously completed fiscal year (including, if applicable, 2002);

         (C) reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with this Agreement prior to the date of Executive's termination;

         (D) such Employee Benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Company (the amounts described in clauses (A) through (D) hereof being referred to as the "Accrued Rights");

         (E) the Retirement Benefit as provided in Section 6(b), if it has previously become vested, accrued in respect of any prior fiscal year; and

         (F) the right to exercise vested Executive Options in accordance with the Plan.

         Following such termination of Executive's employment by the Company for Cause or resignation by Executive without Good Reason, except as set forth in this Section 8(a)(i) and in the Plan, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

         (ii) For purposes of this Agreement, "Cause" shall mean (A) Executive's willful failure to perform most of his duties as Chief Executive Officer (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company to Executive of such failure, (B) Executive's conviction of, or plea of nolo contendere to a crime constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, (C) Executive's willful malfeasance or willful misconduct in connection with Executive's duties hereunder or (D) Executive's breach of the provisions of Sections 9 or 10 of this Agreement.

              b. Disability or Death.

         (i) The Employment Term and Executive's employment hereunder shall terminate upon Executive's death and may be terminated by the Company if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform Executive's duties (such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree

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as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

         (ii) Upon termination of Executive's employment hereunder for either Disability or death, Executive or Executive's estate (as the case may be) shall be entitled to receive:

         (A) the Accrued Rights;

         (B) a pro rata portion of any Annual Bonus, if any, that Executive would have been entitled to receive pursuant to Section 4 hereof in such year based upon the percentage of the fiscal year that shall have elapsed through the date of Executive's termination of employment, payable when such Annual Bonus would have otherwise been payable had Executive's employment not terminated;

         (C) any vested Retirement Benefit as provided in Section 6(b), accrued to date of termination of employment;

         (D) a lump sum cash payment equal to the greater of (x) one-half of the Base Salary or (y) one-half of the Base Salary that Executive would have received had the Employment Term continued throughout its then current term, without further renewal; and

         (E) if such termination of employment occurs subsequent to January 31, 2003, full vesting of the outstanding Executive Options to the extent not already vested.

         Following Executive's termination of employment due to death or Disability, except as set forth in this Section 8(b)(ii) and in the Plan, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

         c. By the Company Without Cause or Resignation by Executive for Good Reason.

         (i) If Executive's employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, Executive shall be entitled to receive:

         (A) the Accrued Rights;

         (B) subject to Executive's continued compliance with the provisions of Sections 9 and 10, lump sum payment equal to three times Base Salary and Base Bonus (i.e., six times Base Salary), which shall be paid within 60 days after the date of termination of Executive's employment;

         (C) the Retirement Benefit as provided in Section 6(b), accrued to date of termination of employment, whether or not previously vested; and

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         (D) full vesting of the outstanding Executive Options to the extent not already vested.

         Following Executive's termination of employment by the Company without Cause (other than by reason of Executive's death or Disability) or by Executive's resignation for Good Reason, except as set forth in this Section 8(c)(i) and in the Plan, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

         (ii) For purposes of this Agreement, "Good Reason" shall mean, without Executive's consent, (A) the failure of the Company to pay or cause to be paid Executive's Base Salary or Annual Bonus, when due hereunder, (B) any substantial and sustained diminution in Executive's authority or responsibilities from those described in Section 2 hereof or (C) relocation of Executive's principal place of business by more than 10 miles; provided that the events described in clauses
(A), (B) and (C) of this Section 8(c)(ii) shall constitute Good Reason only if the Company fails to cure such event within 20 days after receipt from Executive of written notice of the event which constitutes Good Reason; provided, further, that "Good Reason" shall cease to exist for an event on the 90th day following the later of its occurrence or Executive's knowledge thereof, unless Executive has given the Company written notice thereof prior to such date.

         d. Expiration of Employment Term.

         (i) Election Not to Extend the Employment Term. In the event either party elects not to extend the Employment Term pursuant to Section 1, unless Executive's employment is earlier terminated pursuant to paragraphs (a), (b) or
(c) of this Section 8, Executive's termination of employment hereunder (whether or not Executive continues as an employee of the Company thereafter) shall be deemed to occur on the close of business on the day immediately preceding the next scheduled Extension Date. If Executive provides the Company notice of non-extension of the Employment Term pursuant to Section 1, Executive shall be entitled to receive the Accrued Rights. If the Company provides Executive notice of non-extension of the Employment Term pursuant to Section 1, Executive shall be entitled to receive the benefits provided in Sections 8(c)(i)(A), (B), (C) and (D), above.

         Following such termination of Executive's employment hereunder as a result either party's election not to extend the Employment Term, except as set forth in this Section 8(d)(i), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

         e. Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13(g) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

         f. Board/Committee Resignation. Upon termination of Executive's employment for any reason, Executive agrees to resign, as of the date of such termination and to
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the extent applicable, from the Board (and any committees
thereof) and the Board of Directors (and any committees thereof) of any of the Company's affiliates.

     9. Non-Solicitation; Non-Competition.

     a. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

         (1) While Executive is employed by the Company and for six months following the date Executive ceases to be employed by the Company (the "Restricted Period"), Executive shall not, whether on Executive's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly

         (i) solicit, or assist in soliciting, in competition with the Company, the potential acquisition of refining assets in the United States;

         (ii) solicit or encourage any employee of the Company or its affiliates to leave the employment of the Company or its affiliates;

         (iii) hire any such person who was employed by the Company or its affiliates as of the date of Executive's termination of employment with the Company or whose employment with the Company terminated within six months prior to the date of such hire (other than any such person whose employment was terminated by the Company without cause); provided, however, that the provisions of this subparagraph (iii) shall apply while Executive is employed by the Company and for one year following the date Executive ceases to be employed by the Company (the "No-Hire Restricted Period"); or

         (iv) solicit or encourage to cease to work with the Company or its affiliates any consultant then under contract with the Company or its affiliates.

     (2) While Executive is employed by the Company and for six months following termination of employment by the Company for Cause or by Executive without Good Reason, Executive shall not directly or indirectly:

         (i) engage in the business of petroleum refining or oil product wholesaling in the United States

         (ii) engage in any other business in which the Company or its affiliates is engaged at the time of the termination of Executive's employment, provided such other business is contributing more than 10% of the Company's consolidated annual revenues or net income at the time of the termination of Executive's employment (any of the businesses described in the preceding subparagraph (i) and this subparagraph (ii) being referred to as a "Competitive Business");

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         (iii) enter the employ of, or render any services to, any entity (or any division, affiliate, business unit or segment of any entity) which engages in a Competitive Business; provided that, notwithstanding the foregoing, it shall not be a breach of
               Section 9(a)(2) for Executive to provide services to any division, affiliate, business unit or segment of any entity so long as (x) such division, affiliate, business unit or segment does not itself engage in a Competitive Business and (y) Executive does not, directly or indirectly, provide services or advice to any division, affiliate, business unit or segment of the entity that does engage in a Competitive Business;

         (iv) acquire a financial interest in (other than a passive investment acquired through a hedge fund or similar vehicle), or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

         (v) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its affiliates and their customers, clients or suppliers in connection with or on behalf of a Competitive Business.

     (3) Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly own, solely as an investment, securities of any person engaged in the business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such person.

     b. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 9 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

     10. Confidentiality. Executive agrees to hold all Company information confidential ("Confidential Information") and shall not at any time disclose, retain, or use such Confidential Information for Executive's own benefit or the benefit of any other person, without the written authorization of the Board; provided that the foregoing shall not apply to the extent that information is required to be disclosed by law. Executive agrees that upon termination of Executive's employment with the Company for any reason, he shall return to the Company

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immediately all Confidential Information and all copies thereof or therefrom, in any way relating to the business of the Company.

     11. Specific Performance. Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 9 or Section 10 would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

     12. Gross-Up Payment.

         a. If it shall be determined that any amount, right or benefit paid, distributed or treated as paid or distributed by the Company or any of its affiliates to or for Executive's benefit (other than any amounts payable pursuant to this Section 12) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code"), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount equal to the amount necessary such that after payment by Executive of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         b. All determinations required to be made under this Section 12, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent auditors (the "Auditor"). The Auditor shall provide detailed supporting calculations to both the Company and Executive within 15 business days of the receipt of notice from Executive or the Company that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Auditor shall be paid by the Company. Any Gross-Up Payment, as determined pursuant to this Section 12, shall be paid by the Company to Executive (or to the Internal Revenue Service or other applicable taxing authority on Executive's behalf) within 5 days of the receipt of the Auditor's determination. All determinations made by the Auditor shall be binding upon the Company and Executive; provided that following any payment of a Gross-Up Payment to Executive (or to the Internal Revenue Service or other applicable taxing authority on Executive's behalf), the Company may require Executive to sue for a refund of all or any portion of the Excise Taxes paid on Executive's behalf, in which event the provisions of Section 12(c) below shall apply. As a result of uncertainty regarding the application of Section 4999 of the Code hereunder, it is possible that the Internal Revenue Service may assert that Excise Taxes are due that were not included in the Auditor's calculation of the Gross-Up Payments (an Underpayment"). In the event that the Company exhausts its remedies pursuant to this Section 12 and Executive thereafter is required to make a payment of any Excise Tax, the Auditor shall determine the amount of the

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Underpayment that has occurred and any additional Gross-Up Payments that are due as a result thereof shall be promptly paid by the Company to Executive (or to the Internal Revenue Service or other applicable taxing authority on Executive's behalf).

         c. Executive shall notify the Company in writing of any claim that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after Executive receives written notification of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30 day period following the date on which it gives such notice to the Company) (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall: (i) give the Company all information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and ceasing all efforts to contest such claim; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and (iv) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all reasonable costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expense. Without limiting the foregoing provisions of this Section 12, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine and direct; provided, however that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for Executive's taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         d. If, after the Executive's receipt of an amount advanced by the Company pursuant to this Section 12, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the Executive's receipt of an amount advanced by the Company pursuant to this Section 12,

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a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after the Company's receipt of notice of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     13. Miscellaneous.

         a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. Any suit, action or proceeding related to this Agreement, or any judgment entered by any court related to this Agreement, may be brought only in any court of competent jurisdiction in the State of New York, and the parties hereby submit to the exclusive jurisdiction of such courts. The parties (and any affiliates of the Company or beneficiary or permitted transferee of Executive) irrevocably waive any objections which they may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any court of competent jurisdiction in the State of New York, and hereby irrevocably waive any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

         b. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the matters herein (including, without limitation, Executive's compensation, benefits and severance). There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

         c. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         d. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

         e. Assignment. This Agreement shall not be assignable by Executive. This Agreement may be assigned by the Company, with Executive's consent, such consent not to be unreasonably withheld, to a person or entity that is a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

         f. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees of the Executive.

         g. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or five days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     If to the Company:

     Premcor Inc.
     8182 Maryland Avenue
     Suite 600
     St. Louis, MO  63105
     Attention:  General Counsel

     With a copy to:

     The Blackstone Group, L.P.
     345 Park Avenue
     New York, NY  10154
     Attention:  Robert L. Friedman

     If to Executive:

     Thomas D. O'Malley
     Horse Island, Mead Point
     Greenwich, CT  06830

         h. Release. As a condition of receipt of the benefits described in
Section 8, Executive will be required to enter into a full and complete release of the Company from any and all claims which Executive may then have for whatever reason or cause in connection with Executive's employment and the termination thereof (including, without limitation, any rights under an employment agreement which may then be in effect), other than those obligations specifically set out in this Agreement, the Plan, indemnification provisions in the Company's by-laws and obligations of the Company to the extent that the documents providing for such obligations specifically provide that the obligations are in addition to obligations under this Agreement.

         i. Disputes. Any dispute with regard to the enforcement of this Agreement or any matter relating to the employment of Executive by the Company including but not limited to disputes relating to claims of employment discrimination, alleged torts or any violation of law other than the seeking of equitable relief in accordance with applicable law under Section 11 hereof, shall be exclusively resolved by a single experienced arbitrator licensed to practice law in New York, selected in accordance with the American Arbitration Association rules and procedures, at an arbitration to be conducted in New York City pursuant to the National Rules for the Resolution of Employment Disputes rules of the American Arbitration Association ("AAA") with the arbitrator applying the substantive law of the State of New York as provided for under Section 13(a) hereof. The AAA shall provide the parties hereto with lists for the selection of arbitrators composed entirely of arbitrators who are members of the National Academy of Arbitrators and who have prior experience in the arbitration of disputes between employers and senior executives. The determination of the arbitrator shall be final and binding on the parties hereto and judgment therein may be entered in any court of competent jurisdiction in accordance with Section 13(a). Each party shall pay its own attorneys fees and disbursements and other costs of the arbitration.

         j. Executive Representation. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

         k. Cooperation. Executive shall provide his reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) that relates to events occurring during Executive's employment hereunder. The Company shall provide Executive with a reasonable stipend of not less than $5,000 per day and shall reimburse Executive for reasonable expenses incurred as a result of Executive's cooperation with the Company. This provision shall survive any termination of this Agreement.

         l. Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

         m. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         n. Shareholder Approval. This Agreement shall be subject to, and shall only be effective following, the approval of the Company's shareholders as of the date hereof who owned, as of the date hereof, more than 75% of the voting power of all outstanding stock of the Company, determined and obtained in a manner consistent with the methodology described in proposed Treasury Regulation
Section 1.280G-1, or any successor thereto.

                           [Signatures on next page.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.




         PREMCOR INC.





/s/ Jeffry N. Quinn                         /s/ Thomas D. O'Malley
-----------------------------------         --------------------------------
By: Jeffry N. Quinn                             THOMAS D. O'MALLEY
Title: Executive Vice President

                                   APPENDIX A

                                   APPENDIX A
                                   ----------


         Pursuant to the employment agreement between Premcor Inc. (the "Company") and the Executive dated as of January 30, 2002 (the "Employment Agreement"), the Executive (a) has been or will be granted Initial Options, Matching Options, and Annual Options (each as defined in the Employment Agreement; collectively, the "Options") to purchase shares of Common Stock ("Common Stock" or "Shares") of the Company (the "Option Shares") pursuant to the Company's 2002 Special Stock Incentive Plan (the "Plan") and one or more option certificates and (b) will offer to purchase not more than 750,000 Shares issued in an Initial Public Offering (together with the Option Shares, the "Executive Shares"). All capitalized terms not defined herein shall have the meaning prescribed by the Employment Agreement.

         The Company and the Executive agree to the following terms and conditions:

         1. Limitations on Transfer. (a) The Executive hereby agrees that, except for any transfer, sale, assignment, exchange, mortgage, pledge, hypothecation or other disposition of any Executive Shares or any interest therein ("Transfer") effected pursuant to an effective registration statement filed under the Securities Act, no Transfer shall occur unless the Company has been furnished with an opinion in form and substance reasonably satisfactory to the Company, of counsel reasonably satisfactory to the Company, that such Transfer is exempt from the provisions of Section 5 under the Securities Act.

         (b) The Executive hereby agrees that, except for Transfers in connection with a sale of shares of Common Stock to the public pursuant to an effective registration statement filed under the Securities Act ("Public Offering"), Transfers pursuant to Rule 144 (other than Rule 144(k)) under the Securities Act and Transfers pursuant to Section 4 or 5, no Transfer shall occur unless the transferee shall agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Appendix A.

         2. Transfers to Affiliates. Notwithstanding anything contained herein to the contrary, the Executive shall be entitled from time to time to Transfer any or all of the Executive Shares beneficially owned by the Executive to the Executive's spouse or descendants, or to a trust for the primary benefit of the Executive's spouse or descendants, or to a foundation established and controlled by the Executive, the Executive's spouse, the Executive's descendants or such trusts, or to any other entity the owners of which consist exclusively of the Executive, the Executive's spouse, the Executive's descendants or such trusts ("Permitted Affiliate"), that, in each such case, agree in writing satisfactory in form and substance to the Company to become a party to, and be bound to the same extent as its transferor by the terms of this Appendix A.

         3. Effect of Void Transfers. In the event of any purported Transfer of any shares of Common Stock in violation of the provisions of this Appendix A, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer.

         4. Tag-Along Rights. (a) So long as this Appendix A remains in effect and Blackstone Capital Partners III Merchant Banking Fund L.P. and its affiliated co-investors in the Company (collectively, "Blackstone") beneficially owns not less than one-fourth of the Common Stock owned by Blackstone on the date hereof, with respect to any proposed Transfer by

Blackstone (in such capacity, a "Transferring Stockholder") of 50% or more of the shares of Common Stock then held by Blackstone, other than a Transfer (i) to any affiliate of Blackstone or any stockholder, partner or other equity owner of any such affiliate or Blackstone or (ii) pursuant to a Public Offering, the Transferring Stockholder shall have the obligation, and the Executive and the Permitted Affiliates shall have the right, to require the proposed transferee to offer to purchase from the Executive and the Permitted Affiliates (in such capacity, a "Tagging Stockholder") a number of the Executive Shares up to the product (rounded up to the nearest whole number) of (A) the quotient determined by dividing (x) the aggregate number of Shares owned by Blackstone to be included in the contemplated Transfer by (y) the aggregate number of Shares owned by Blackstone immediately prior to the contemplated Transfer and (B) the total number of Executive Shares owned by the Tagging Stockholder, and at the same price per share of Common Stock and upon the same terms and conditions (including without limitation time of payment and form of consideration) applicable to the Transferring Stockholder; provided, that in order to be entitled to exercise his right to sell shares of Common Stock to the proposed transferee pursuant to this Section 4, the Tagging Stockholder must agree to make to the transferee the same representations, warranties, covenants, indemnities and agreements that the Transferring Stockholder agrees to make in connection with the proposed Transfer of the shares of Common Stock of the Transferring Stockholder; and provided further, that all representations and warranties shall be made by the Tagging Stockholder and the Transferring Stockholder severally and not jointly and that the liability of the Transferring Stockholder and the Tagging Stockholder (whether pursuant to a representation, warranty, covenant, indemnification provision or agreement) for liabilities in respect of the Company shall be evidenced in writings executed by them and the transferee and shall be borne by each of them on a pro rata basis.

         (b) The Transferring Stockholder shall give notice to the Executive of each proposed Transfer giving rise to the rights of the Tagging Stockholder set forth in the first sentence of Section 4(a) at least 15 business days prior to the proposed consummation of such Transfer, setting forth the number of shares of Common Stock proposed to be so transferred, the name and address of the proposed transferee, the proposed amount and form of consideration and the other terms and conditions offered by the proposed transferee, and a representation that the proposed transferee has been informed of the tag-along rights provided for in this Section 4 and has agreed to purchase shares of Common Stock in accordance with the terms hereof. The tag-along rights provided by this Section 4 must be exercised by the Tagging Stockholder within five business days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Stockholder indicating such Tagging Stockholder's desire to exercise his rights and specifying the number of shares of Common Stock he desires to sell.

         (c) If the Tagging Stockholder exercises his rights under Section 4(a), the closing of the purchase of the Executive Shares with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Transferring Stockholder's Shares.

         5. Drag-Along Rights. So long as this Appendix A shall remain in effect and Blackstone beneficially owns not less than one-fourth of the Common Stock owned by Blackstone on the date hereof, if Blackstone receives, in a privately negotiated transaction, an offer from a person other than the Executive or any of his affiliates (a "Third Party") to purchase

50% or more of the shares of Common Stock then owned by Blackstone and such offer is accepted by Blackstone, then, at the request of Blackstone, the Executive agrees that he will Transfer the Applicable Number (as defined below) of Executive Shares to such Third Party upon the terms and conditions of the offer (including without limitation time of payment and form of consideration) applicable to Blackstone, provided that the Executive must agree to make to the Third Party the same representations, warranties, covenants, indemnities and agreements that Blackstone agrees to make in connection with the proposed Transfer; and provided further, that all representations and warranties shall be made by the Executive and Blackstone severally and not jointly and that the liability of the Executive and Blackstone (whether pursuant to a representation, warranty, covenant, indemnification provision or agreement) for liabilities in respect of the Company shall be evidenced in writings executed by them and the Third Party and shall be borne by each of them on a pro rata basis. The "Applicable Number" shall mean a number (rounded up to the nearest whole number) equal to the product of (i) the quotient determined by dividing (A) the aggregate number of shares owned by Blackstone to be included in the contemplated Transfer by (B) the aggregate number of shares owned by Blackstone immediately prior to the contemplated Transfer and (ii) the total number of Executive Shares. Notwithstanding anything to the contrary specified above in this Section 5, any Shares purchased by the Executive pursuant to Section 5(b) of the Employment Agreement (the "IPO Shares") will not be subject to the provisions of this Section 5 unless the Third Party is paying a price in excess of the price paid by the Executive for the IPO Shares.

         6. Right of First Refusal. In the event Executive or a Permitted Affiliate (other than to a Permitted Affiliate) enters into an agreement prior to the consummation of the Company's Initial Public Offering to transfer Executive Shares, the transferor shall give written notice to Blackstone of the proposed Transfer, including a complete copy of any written agreement and a complete and accurate summary of any unwritten agreements relating to the proposed Transfer, no later than ten days prior to the date of the proposed Transfer. By written notice given to the transferor no later than seven days after receipt of such notice and description, Blackstone may purchase the Shares proposed to be Transferred on the same terms and conditions.

         7. Additional Securities Subject to Appendix A. The Executive agrees that all shares of Common Stock that he shall hereafter acquire by means of a stock split, stock dividend, or distribution shall track the rights and obligations applicable to the Executive Shares to which such split, stock dividend or distribution relates.

                                                                       EXHIBIT I

                        2002 SPECIAL STOCK INCENTIVE PLAN
                        ---------------------------------
                                 (see attached)

                                                                       Exhibit I

                                  PREMCOR INC.
                        2002 SPECIAL STOCK INCENTIVE PLAN

     1. OBJECTIVES.

     This Premcor Inc. 2002 Special Stock Incentive Plan is designed to attract and retain Thomas D. O'Malley ("Executive"), whose skills and talents are important to the operations of Premcor Inc. and its subsidiaries (together, as more fully defined herein, the "Company").

     2. DEFINITIONS.

     "Blackstone" - means The Blackstone Group, Blackstone Capital Partners III Merchant Banking Fund L.P, Blackstone Offshore Partners III L.P. and Blackstone Family Investment Partnership III L.P., and their respective affiliates, subsidiaries and general partners.

     "Board" - The Board of Directors of the Company.

     "Capital Stock" or "stock" - The Common Stock, $.01 par value per share, of the Company.

     "Cause" - shall have the same meaning as such term is defined in the Employment Agreement.

     "Change in Control" - A change in control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934
Act), other than Blackstone, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of its then outstanding securities entitled to vote in the election of directors.

     "Committee" - The Compensation Committee of the Board (if any) or such other committee as may be designated by the Board to administer the Plan; provided, however, that the Committee (a) shall be composed solely of two or more non-employee directors, as defined in Rule 16(b)-3(b)(3) under the 1934 Act, and (b) shall be constituted to permit Stock Options under the Plan to qualify for exemption under the 1934 Act.

     "Company" - Premcor Inc.

     "Disability" - shall have the same meaning as such term is defined in the Employment Agreement.

     "Employment Agreement" - that certain Employment Agreement dated February 1, 2002 by and between the Company and Executive.

     "Fair Market Value" - If the Capital Stock is traded on NASDAQ, the Fair Market Value of Capital Stock as of any date shall be the closing sale price on that date of a share of Capital Stock as reported in the NASDAQ National Market Issues quotations of the Midwest Edition of the Wall Street Journal. If the Capital Stock is traded on the New York Stock Exchange, the Fair Market Value of Capital Stock as of any date shall be the closing sale price on that date of a share of Capital Stock as reported on the New York Stock Exchange Composite Tape (or, if the Capital Stock is not traded on NASDAQ or the New York Stock Exchange, as applicable, on such date, on the next preceding date on which it was so traded).

     "Good Reason" - shall have the same meaning as such term is defined in the Employment Agreement.

     "Initial Option" - shall have the same meaning as such term is defined in the Employment Agreement.

     "1934 Act" - The Securities Exchange Act of 1934, as amended from time to time.

     "Participant" - Executive.

     "Plan" - This Premcor Inc. 2002 Special Stock Incentive Plan, as amended from time to time.

     "Public Offering" - A sale of shares of Capital Stock to the public pursuant to an effective registration statement filed under the Securities Act of 1993, as amended.

     "Rule 16b-3" - means Rule 16b-3, as from time to time amended and applicable to the Participant, promulgated by the SEC under Section 16 of the 1934 Act.

     "Stock Option" - means the right to purchase a specified number of shares of Capital Stock, granted pursuant to Section 7 of the Plan.

     "Stock Option Award Certificate" - The certificate provided to the Participant containing the terms and conditions of the Stock Option not otherwise included in the Plan, a form of which is attached hereto as Exhibit II.

     "Stock Option Shares" - means shares of Capital Stock acquired pursuant to Stock Options.

     "SEC" - means the United States Securities and Exchange Commission.

     3. ELIGIBILITY.

     Subject to the execution of the Employment Agreement by Executive, Executive shall be eligible for the grant of a Stock Option under the Plan.

     4. CAPITAL STOCK AVAILABLE FOR AWARDS.

     The number of shares of Capital Stock that may be issued or delivered under the Plan for Stock Options granted during the term of the Plan is 3,400,000 shares. Such shares may consist of Capital Stock which is authorized and unissued and has been authorized by the Board to be issued under the Plan or Capital Stock which is authorized and issued and has been acquired by or on behalf of the Company or the Plan and is available for Stock Options under the Plan.

     5. ADMINISTRATION.

     The Plan shall be administered by the Board, which shall have full and exclusive power to grant waivers of Stock Option restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan and such modifications, amendments, procedures, and the like as are necessary or proper to comply with provisions of the laws and regulations of the jurisdictions in which the Company operates in order to assure the viability of Stock Options granted under the Plan and to enable the Participant regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations.

     6. DELEGATION OF AUTHORITY.

     The Board may delegate to the Committee its duties under the Plan pursuant to such conditions or limitations as the Board may establish, except to the extent that the grant or exercise of such authority would cause any Stock Option or transaction to fail to qualify for exemption under Rule 16b-3.

     7. STOCK OPTIONS.

     The Board shall determine the Stock Options to be awarded to the Participant and shall set forth in the related Stock Option Award Certificate the terms, conditions, requirements and limitations applicable to such Stock Option. No Stock Option shall be exercisable more than ten years after the date of its grant.

     Unless specified in the Employment Agreement, the Participant shall not have any claim to be granted any Stock Option under the Plan. Nothing contained in the Plan or any Stock Option Award Certificate shall confer, and no grant of a Stock Option shall be construed as conferring, upon the Participant any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the Participant's employment at any time or increase or decrease the Participant's compensation from the rate in existence at the time of granting of a Stock Option.

     8. STOCK OPTION EXERCISE.

     The price at which shares of Capital Stock may be purchased under a Stock Option shall be determined by the Board and evidenced in the Stock Option Award Certificate, and shall be paid by the Participant in full at the time of the exercise in cash or, following an initial Public Offering and to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate exercise price under the Stock Option for the Shares being purchased, so long as such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles).

     9. STOCK OPTIONS - CERTAIN RIGHTS, OBLIGATIONS AND LIMITATIONS.

     Stock Options and Stock Option Shares shall include and be subject to such obligations and rights as may be set forth in or pursuant to the Stock Option Award Certificate and Appendix A to the Employment Agreement, including, without limitation, tag-along rights, drag-along rights and restrictions on transfer. No Stock Option shall confer on the Participant any of the rights of a shareholder of the Company unless and until shares of Capital Stock are duly issued or transferred to the Participant in accordance with the terms of the Stock Option.

     10. TAXES.

     The Company shall have the right to withhold, at the time of exercise of Stock Options under the Plan, an appropriate number of shares for payment of taxes required by Federal, state or local law or to require the Participant to pay to the Company in cash any amounts required to be withheld.

     11. CHANGES TO THE PLAN AND STOCK OPTIONS.

     (a) Changes to the Plan. The Board may amend the Plan without the consent of shareholders or the Participant to the extent necessary to comply with any Federal or state law or regulation or the rules of any stock exchange on which the Capital Stock may be listed.

     (b) Changes to Stock Options. The Board may waive any conditions or rights under, or amend, alter, accelerate, suspend, discontinue or terminate, any Stock Option theretofore granted and any Stock Option Award Certificate relating thereto; provided, however, that, without the consent of the Participant, no such amendment, alteration, suspension, discontinuation or termination of any Stock Option may impair the rights of such Participant under such Stock Option.

     12. TERMINATION OF EMPLOYMENT.

     If the employment of the Participant by the Company terminates, all Stock Options and Stock Option Shares held by such Participant shall be governed by, and shall be subject to, the terms and conditions set forth below and set forth in any Stock Option Award Certificate and in Appendix A to the Employment Agreement.

     (a) Death or Disability.

     (i) If the employment of the Participant is terminated after January 31, 2003 as a result of death or Disability, all Stock Options held by such Participant shall thereupon become immediately exercisable.

     (ii) If the employment of the Participant is terminated as a result of death or Disability, all Stock Options held by such Participant (A) which are not then exercisable shall terminate and (B) which are then exercisable shall terminate on the date which is the first anniversary of such Participant's termination of employment.

     (iii) In the event of the Participant's death, any outstanding Stock Options may be exercised by the Participant's estate or beneficiaries; if none, then by the persons entitled thereto as determined by a court of competent jurisdiction.

     (iv) In the event the Participant suffers a Disability, any outstanding Stock Options may be exercised by the Participant, if legally competent, or a conservator or other legally designated agent or representative if the Participant is legally incompetent by virtue of such Disability.

     (b) Cause.

     (i) In the event the Participant is convicted of a felony directly related to the Company's business, and the Company terminates the Participant for Cause based on this conviction, all Stock Options held by the Participant shall terminate immediately upon such termination of employment.

     (ii) If the employment of the Participant is terminated by the Company for Cause under any circumstances other than the conviction mentioned in Section 12(b)(i) above, all Stock Options held by such Participant (A) which are not then exercisable shall terminate and (B) which are then exercisable shall terminate on the date which is ninety (90) days after such Participant's termination of employment.

     (c) Without Cause. If the employment of the Participant is terminated by the Company without Cause (other than by reason of death or Disability) or if the Participant resigns for Good Reason, all Stock Options held by such Participant shall thereupon become immediately exercisable, and shall terminate on the date which is ninety (90) days after such Participant's termination of employment.

     (d) Resignation. If the employment of the Participant resigns without Good Reason, all Stock Options held by such Participant (A) which are not then exercisable shall terminate and (B) which are then exercisable shall terminate on the date which is ninety (90) days after such Participant's termination of employment.

     13. NONASSIGNABILITY.

     Unless otherwise provided by the Board, no Stock Option shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted, except pursuant to

Section 12(a).

     14. MERGERS, REORGANIZATIONS AND OTHER CORPORATE TRANSACTIONS; CHANGE IN CONTROL.

     (a) General. In the event of any change in the outstanding Capital Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Capital Stock or other corporate exchange, or any distribution to shareholders of Capital Stock other than regular cash dividends, the Board will make such equitable substitutions or adjustments, if any, as are necessary as to (i) the number or kind of Capital Stock or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Stock Options, (ii) the Stock Option price and/or
(iii) any other affected terms of such Stock Options.

     (b) Change in Control. In the event of a Change in Control, the Board will take such actions, if any, as it in good faith deems equitable with respect to any Stock Option (including, without limitation, (i) the acceleration of the Stock Option, (ii) the payment of cash equal to the excess of the per share consideration received by the holders of Capital Stock in the Change in Control, in exchange for the cancellation of the Stock Option and/or (iii) the requiring of the issuance of substitute Stock Options that will substantially preserve the value, rights and benefits of any affected Stock Options previously granted under the Plan) effective upon the date of the consummation of the Change in Control.

     15. NOTICE.

     Any notice to the Company required by any of the provisions of the Plan shall be addressed to the Legal Department of Premcor Inc. in writing, and shall become effective when it is received. Any notice to the Participant required by any of the provisions of the Plan shall be addressed to the Participant in writing at the most recent home address of the Participant set forth in the personnel records of the Company and shall become effective when it is received.

     16. LEGAL REQUIREMENTS.

     (a) General. The Plan, the granting and exercising of Stock Options thereunder and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations.

     (b) Rule 16b-3. It is the intent of the Company that any Stock Option granted to a person who is subject to Section 16 of the 1934 Act qualify for exemption under Rule 16b-3. Accordingly (i) if any provision of the Plan or any Stock Option Award Certificate would cause such a Stock Option to fail to qualify for such exemption, such provision shall be construed or deemed amended to the extent necessary to enable such Stock Option to qualify for such exemption, and (ii) any provision of the Plan which is intended solely to cause a Stock Option to qualify for exemption under Rule 16b-3 shall apply only to the extent that such Stock Option would otherwise be subject to such Rule.

     17. GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

     18. EFFECTIVE AND TERMINATION DATES.

     Subject to the execution of the Employment Agreement by Executive, the Plan shall become effective on February 1, 2002; provided that the Plan shall not become effective and no initial Stock Options shall be effective unless and until Premcor Inc. obtains the affirmative vote of more than seventy-five percent of all shareholders who (a) are not receiving any Stock Options and (b) are not lineally related to, or the spouse of, any individual who would receive the Stock Options. The Plan shall terminate ten years after its effective date, subject to earlier termination by the Board pursuant to Section 11 or otherwise pursuant to Section 12.

     WHEREBY, this Plan is established this 1st day of February, 2002.


                                        /s/ Jeffry N. Quinn
                                        -----------------------------
                                        Name: Jeffry N. Quinn
                                        By and on behalf of PREMCOR INC.

                                                                      EXHIBIT II


                        INITIAL OPTION AWARD CERTIFICATE
                        --------------------------------
                                 (see attached)

                                                                   Exhibit II

                                  PREMCOR INC.
                         Stock Option Award Certificate
                                 (Time Vesting)

Name of Optionee:  Thomas D. O'Malley      Date of Grant: February 1, 2002

Number of Shares:  2,200,000               Option Price: $10.00 per Share



     PREMCOR INC., a Delaware Corporation ("Premcor Inc."), hereby issues this Stock Option Award Certificate to the optionee named above (the "Optionee") under the Premcor Inc. 2002 Special Stock Incentive Plan (the "Plan"). The Plan is hereby incorporated by reference; any defined terms not otherwise defined in this certificate shall have the definition prescribed by the Plan.

GRANT. Premcor Inc. hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of the number of shares of its Common Stock, $.01 par value per share (the "Capital Stock"), set forth above on the terms and conditions set forth herein on the date and for the Option Price set forth above.

TERM AND VESTING. The Option is exercisable, to the extent vested, in full or in part at any time prior to expiration. Subject to the terms of the Plan, the Option shall expire in full to the extent not exercised on February 2, 2012. Subject to the preceding sentence, the Option shall vest as to the shares of Capital Stock covered by the Option as follows: (a) 33 1/3% on the first anniversary of the Date of Grant; (b) 66 2/3% on the second anniversary of the Date of Grant; and (c) 100% on the third anniversary of the Date of Grant.

                                                                     EXHIBIT III


                 SHAREHOLDERS' RESOLUTIONS AND BOARD RESOLUTIONS
                 -----------------------------------------------
                                 (see attached]

                                                                   Exhibit III


                                   RESOLUTION
                            OF THE BOARD OF DIRECTORS
                                 OF PREMCOR INC.

     RESOLVED, that the Board hereby reserves for issuance an aggregate amount of 2,200,000 shares of Common Stock upon the exercise of the stock options granted to Executive on the terms and subject to the conditions of the Plan and such shares of Common Stock, when so issued, shall be duly authorized, validly issued, fully paid and non-assessable; and further

                                   RESOLUTION
                             OF THE STOCKHOLDERS OF
                                  PREMCOR INC.

     RESOLVED, that the Employment Agreement and the 2002 Special Stock Incentive Plan, the form of each of which has been made available to the shareholders, and the transactions contemplated thereby, are hereby in all respects approved and adopted.

                                                                      EXHIBIT IV


                             SUBSCRIPTION AGREEMENT
                        --------------------------------
                                 (see attached)

                                                                      EXHIBIT IV

                             SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT, dated as of ___________ __, 2002 (this "AGREEMENT"), among Thomas D. O'Malley (the "PURCHASER") and PREMCOR INC., a Delaware corporation ("PREMCOR").

     WHEREAS, Premcor and the Purchaser entered into the Employment Agreement, dated as of January 30, 2002 pursuant to which, among other things, the Purchaser offered to purchase up to 750,000 shares of common stock, par value $.01 per share (the "COMMON STOCK"), of Premcor in an initial public offering (the "INITIAL PUBLIC OFFERING"); and

     WHEREAS, on the terms and subject to the conditions hereof, the Purchaser desires to subscribe for and purchase, and Premcor desires to issue and sell to the Purchaser, Common Stock in the Initial Public Offering.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

I. PURCHASE OF COMMON STOCK

     1.1. PURCHASE OF COMMON STOCK. On the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and agreements of the Purchaser contained in this Agreement, the Purchaser hereby subscribes for, and Premcor hereby issues and sells to the Purchaser, the number of shares of Common Stock (the "SHARES") set forth on Schedule I hereto at a price per share paid by the initial purchasers in the Initial Public Offering less the underwriting commission per share, for the aggregate purchase price in cash (the "PURCHASE PRICE") set forth on Schedule I hereto.

     1.2. DELIVERY OF FUNDS AND CERTIFICATE. The closing of the purchase and sale of Shares (the "CLOSING") shall take place at the offices of Premcor or at such other place as the parties may mutually agree. At the Closing, Premcor shall deliver to the Purchaser a duly executed certificate, registered in the Purchaser's name and representing the Shares against payment of the Purchase Price by transfer of immediately available funds to an account of Premcor previously notified to the Purchaser by Premcor and representing payment in full for the Shares.

     1.3. LEGEND ON CERTIFICATE. The certificate representing shares of Common Stock issued to the Purchaser shall bear the following legend on the face thereof:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS OTHERWISE PROVIDED IN THE EMPLOYMENT AGREEMENT BETWEEN PREMCOR INC. ("PREMCOR") AND Thomas D. O'Malley, NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR

     OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR (B) TO THE EXTENT REQUESTED BY PREMCOR, IF PREMCOR HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL WHICH SHALL BE REASONABLY SATISFACTORY TO PREMCOR TO THE EFFECT THAT SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND IS NOT IN VIOLATION OF APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, ACKNOWLEDGES THAT IT IS BOUND BY THE PROVISIONS OF THE EMPLOYMENT AGREEMENT TO THE EXTENT PROVIDED THEREIN."

II. REPRESENTATIONS AND WARRANTIES

     2.1. REPRESENTATIONS AND WARRANTIES OF PREMCOR. Premcor represents and warrants to the Purchaser that:

     (a) Premcor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Premcor of this Agreement, the performance by Premcor of its obligations hereunder, and the consummation by Premcor of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Premcor and, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of Premcor, enforceable against Premcor in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar law.

     (b) The execution, delivery and performance by Premcor of this Agreement and the consummation by Premcor of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Premcor or its assets (ii) violate the provisions of the Certificate of Incorporation or By-laws of Premcor, as amended or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to Premcor or its assets.

     (c) No consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be obtained from any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by Premcor, in order for this Agreement to constitute a legal, valid and binding obligation of Premcor.

     (d) The Shares, when issued and delivered in accordance with the terms hereof and receipt of payment as provided herein, shall be duly authorized, validly issued, fully paid and non-assessable.

     (e) This Agreement shall constitute a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (the "SECURITIES ACT") upon execution by the parties.

     2.2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to Premcor that:

     (a) The Purchaser is acquiring the Shares for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof.

     (b) The Purchaser understands that the Shares have not been registered under the Securities Act or registered or qualified under the securities laws of any state, and that the Purchaser may not sell or otherwise transfer the Shares except in accordance with Appendix A of the Employment Agreement.

     (c) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

     (d) The financial situation of the Purchaser is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for its current needs and contingencies, and can afford to suffer a complete loss of its investment in the Shares.

     (e) The Purchaser has sufficient knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment in the Shares.

     (f) The Purchaser understands that the Shares are a speculative investment which involves a high degree of risk of loss, there are substantial restrictions on the transferability of the Shares, and, on the date hereof and for an indefinite period following the date hereof, there will be no public market for the Shares and, accordingly, it may not be possible for the Purchaser to liquidate its investment in case of emergency, if at all.

     (g) The Purchaser understands and has taken cognizance of all the risk factors related to the purchase of the Shares, and, other than as set forth in this Agreement, no representations or warranties have been made to the Purchaser or its representatives concerning the Shares or Premcor or its prospects or other matters.

     (h) In making its decision to purchase the Shares hereby subscribed for, the Purchaser has relied upon independent investigations made by it and, to the extent believed by the Purchaser to be appropriate, its representatives, including its own professional, financial, tax and other advisors.

     (i) The Purchaser has received information about Premcor and been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Premcor and its representatives concerning Premcor and the terms and conditions of the purchase of the Shares and to obtain any additional information which the Purchaser deems necessary.

     (j) All information which the Purchaser has provided to Premcor and its representatives concerning the Purchaser and its financial position is complete and correct in all material respects as of the date of this Agreement.

     (k) The Purchaser understands that the Shares are subject to the terms and conditions set forth in Appendix A of the Employment Agreement.

III. OTHER

     3.1. AMENDMENTS. This Agreement may be amended only by a written instrument signed by Premcor and the Purchaser.

     3.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two days after being delivered to a recognized courier (whose stated terms of delivery are three days or less to the destination of such notice) or, in the case of telecopy notice, when received, addressed as follows to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

     When Premcor is the intended recipient:

         Premcor Inc.
         8182 Maryland Avenue
         St. Louis, Missouri 63105
         Attention: General Counsel

     With a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Telecopier No.: (212) 455-2502
         Attention: Wilson S. Neely

     When the Purchaser is the intended recipient:

         Thomas D. O'Malley

                                                                               5
         Horse Island, Mead Point
         Greenwich, CT  06830

     3.3. NO ASSIGNMENT. No party hereto may assign its rights and obligations hereunder without the prior consent of the other parties hereto.

     3.4. INTEGRATION. This Agreement, and the documents referred to herein or delivered pursuant hereto, contain the entire understanding of the parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

     3.5. SEVERABILITY. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     3.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     3.7. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties executing this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the State of New York in any action or proceeding arising out of or relating to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                       By:
                                          ------------------------------------
                                          Name: Thomas D. O'Malley



                                       PREMCOR INC.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                                                      Schedule I

  Number of Shares of        Purchase Price        Aggregate Purchase Price
     Common Stock              Per Share
     ------------              ---------